UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 16, 2023

   First Community Corporation

(Exact name of registrant as specified in its charter)

   South Carolina

(State or other jurisdiction of incorporation)

000-28344	57-1010751
(Commission File Number)	(IRS Employer Identification No.)

5455 Sunset Blvd, Lexington, South Carolina	29072
(Address of principal executive offices)	(Zip Code)

   (803) 951-2265

(Registrant’s telephone number, including area code)

   Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock, par value $1.00 per share	FCCO	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 16, 2023, the Board of Directors (the “Board”) of First Community Corporation (the “Corporation”) approved the Amended and Restated Bylaws attached hereto as Exhibit 3.1. The Amended and Restated Bylaws became effective upon the Board’s approval, and included an amendment to Article 3, Section 6 in order to increase the mandatory retirement age for directors of the Corporation from seventy-two (72) to seventy-four (74) and to delete a qualifying provision that was no longer applicable to any directors of the Corporation.

Article 3, Section 6 was amended and restated to read as follows: No person shall be elected or reelected a director of the Corporation after attaining the age of 74.

The complete text of the Amended and Restated Bylaws, as well as a marked copy illustrating the change made thereto, are attached hereto as Exhibits 3.1 and 3.1.1. The foregoing description of the change made to the Amended and Restated Bylaws is qualified in its entirety by reference to the complete text of the Amended and Restated Bylaws of the Corporation, which is filed herewith as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07  Submission of Matters to a Vote of Security Holders.

The annual meeting of shareholders (the “Annual Meeting”) of the Corporation was held on May 17, 2023 at 11:00 a.m. at the Corporation’s principal executive office located at 5455 Sunset Boulevard, Lexington, South Carolina 29072. Of the 7,591,095 shares of the Corporation’s common stock outstanding at the Annual Meeting, there were present in person or by proxy 5,659,968 shares, representing approximately 74.56% of the total outstanding eligible votes. At the Annual Meeting, the shareholders of the Corporation: (1) elected four Class II members to the Corporation’s Board to serve a term expiring in 2026; (2) approved an advisory resolution to approve the compensation of the Corporation’s named executive officers; and (3) ratified the appointment of Elliott Davis, LLC as the Corporation’s independent registered public accountants for the fiscal year ending December 31, 2023.

The final results of voting on each of the matters submitted to a vote of shareholders during the Annual Meeting are as follows:

1.       To elect four Class II members of the Board of Directors to serve a three-year term expiring at the 2026 annual meeting of shareholders or until their respective successors are duly elected and qualified:

Class II:	For	Withheld	Broker Non-Vote
Thomas C. Brown	3,855,521	384,294	1,420,153
W. James Kitchens, Jr.	3,866,730	373,085	1,420,153
Edward J. Tarver	4,116,115	123,700	1,420,153
Roderick M. Todd, Jr.	3,787,326	452,489	1,420,153

The other directors that continued in office after the Annual Meeting are as follows:

Class I:	Class III:
Michael C. Crapps	C. Jimmy Chao
Jan H. Hollar	Ray E. Jones
Mickey E. Layden	E. Leland Reynolds
Jane S. Sosebee	Alexander Snipe, Jr.

2.       A non-binding, advisory vote, to approve the compensation of the Corporation’s named executive officers (the “say-on-pay” vote):

For	Against	Abstain	Broker Non-Vote
3,854,794	366,482	18,539	1,420,153

3.       To ratify the appointment of Elliott Davis, LLC as the Corporation’s independent registered public accountants for the fiscal year ending December 31, 2023:

For	Against	Abstain
5,488,281	171,587	100

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Item	Exhibits

3.1	Amended and Restated Bylaws, adopted May 16, 2023.
3.1.1	Amended and Restated Bylaws, adopted May 16, 2023 (redline version).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST COMMUNITY CORPORATION

By:	/s/ D. Shawn Jordan
Name:	D. Shawn Jordan
Title:	Chief Financial Officer

Dated: May 18, 2023